United States
Securities and Exchange Commission

Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report  (Date of earliest event reported):  May 18, 2007

TRC COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9947	06-0853807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Griffin Road North, Windsor, Connecticut 06095
(Address of Principal Executive Offices) (Zip Code)

(860) 298-9692
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2007, the Company announced the appointment of Michael C. Salmon as the Company’s new President.  Christopher P. Vincze will retain the titles of Chief Executive Officer and Chairman of the Board of Directors.  Mr. Salmon will assume his new position with the Company immediately and will report to Christopher P. Vincze, the Company’s Chief Executive Officer.  Mr. Salmon, 51, joined TRC in 1997 and since 2000 served as a Senior Vice President in charge of the Company’s real estate business.

On May 18, 2007, the Company announced that Chief Operating Officer Timothy D. Belton was leaving the Company to pursue other opportunities effective May 18, 2007.

On May 10, 2007, the Company’s stockholders approved the Company’s 2007 Equity Incentive Plan (the “Plan”), and the Plan became effective immediately upon such approval.  Under the Plan, the Company reserved 1,500,000 shares of Common Stock for awards as restricted stock, stock options, phantom stock, stock bonus awards, stock appreciation rights and performance shares.  The Plan is more fully described in the Company’s proxy statement filed with the Securities and Exchange Commission on April 18, 2007.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
99.1	News Release titled, “TRC Names Michael Salmon President,” dated May 18, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2007	TRC Companies, Inc.

	By:	/s/	Carl d. Paschetag, Jr.
Carl d. Paschetag, Jr.
Senior Vice President and
Chief Financial Officer